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                                                              Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-13031, Registration Statement No. 33-15013, Registration Statement No. 33-28004, and Registration Statement No. 33-51773 of SierraWest Bancorp on Forms S-8, of our report dated January 29, 1999 (February 25, 1999 as to the first paragraph of Note 20 to the consolidated financial statements) appearing in the Annual Report on Form 10-K of SierraWest Bancorp for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Sacramento, California
March 25, 1999